Exhibit 99.1

Enertopia Announces Review of Tokenization Opportunities

Kelowna, British Columbia--(Newsfile Corp. - August 6, 2025) - Enertopia Corporation (OTCQB: ENRT) and (CSE: ENRT) ("Enertopia'' or the "Company") is pleased to announce its latest corporate update.

The Company has been reviewing the opportunities and is taking initial steps to potentially tokenize any of three different existing assets: royalty opportunities at the WT Lithium project, west of Tonopah Nevada: joint venture projects: and certain Intellectual Property ("IP").  If successful, the tokenization of certain Company assets could raise working capital without issuing any shares from the Company treasury: accelerate Company developments; be non-dilutive to shareholders: and better align potential royalty holders and the Company.

According to CNBC, "In the crypto world, tokenization is the process of issuing digital representations on a blockchain network of publicly traded securities, real world assets or any other form of value." Tokenization removes the barriers to entry for millions of investors and allows for daily price discovery.

Digital price discovery can occur in real time, all the time, providing corporate shareholders potentially higher pricing through greater liquidity of corporate assets than those trapped in old conventional markets that might rely on very few and infrequent industry transactions to approximate value. Core corporate assets such as real property and IP are not transacted often in the physical world but their value can more easily and accurately be unlocked through tokenization. Feasibility studies; IP; royalties and more are all valid examples of potentially worth tokenization with price discovery 24/7.

Traditional project financing has relied upon royalty companies, larger industry companies, and hedge funds to take down royalties from mineral exploration or mining companies and that is usually done at a steep discount to the value of the project, which negatively impacts value to the shareholders.

Additionally, Enertopia is continuing with the evaluation of the block chain eco system and will provide updates in due course.

"We have worked hard over the past several years to build and bring clean energy assets into the company. Work continues on our full stack of patented clean technology innovations, and we are always looking at how we can continue to grow the company with minimum equity dilution as we move forward," stated President and CEO Robert McAllister.

About Enertopia Corp.

Enertopia Corp. defines itself as an Energy Solutions Company focused on modern technology through a combination of our intellectual property patents in green technologies to build shareholder value.

For further information, please contact:

Enertopia Corporation
Robert McAllister, CEO

Tel: 1-888-ENRT201

www.enertopia.com

Renmark Financial Communications Inc.

Preston Conable: pconable@renmarkfinancial.com

Tel: (416) 644-2020 or (212) 812-7680

www.renmarkfinancial.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining projects, 3rd party lithium technology,  competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates.  There can be no assurance that the current patented or patent pending technology being used or developed will be economic or have any positive impact on Enertopia. There can be no assurance that the company will be successful in the tokenization of any of its financial assets. There can be no assurance that the financing will close and if closed will have any positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

Neither the OTC Markets and the CSE Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined, in the policies of the CSE Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.